Exhibit 10.4

SECURITY AGREEMENT

By

SPORTSMAN’S WAREHOUSE, INC.

as Lead Borrower

and

THE OTHER BORROWERS AND GUARANTORS PARTY HERETO

FROM TIME TO TIME

and

PLC AGENT LLC,

as Agent

Dated as of July 30, 2024

TABLE OF CONTENTS

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SIGNATURES

SCHEDULE I Intercompany Notes

SCHEDULE II Filings, Registrations and Recordings

SCHEDULE III Initial Pledged Interests

SCHEDULE IV Licenses and Domain Names

SCHEDULE V Tangible Chattel Paper

SCHEDULE VI Commodity Accounts

SCHEDULE VII Electronic Chattel Paper

EXHIBIT 1 Form of Securities Pledge Amendment

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SECURITY AGREEMENT

SECURITY AGREEMENT dated as of July 30, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by: (i) SPORTSMAN’S warehouse, inc., a Utah corporation, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) the other Borrowers listed on the signature pages hereto (together with the Lead Borrower, the “Original Borrowers”) or from time to time party hereto by execution of a Joinder Agreement (the “Additional Borrowers,” and together with the Original Borrowers, the “Borrowers”), and (iii) the Guarantors listed on the signature pages hereto (the “Original Guarantors”) and the other Guarantors from time to time party hereto by execution of a Joinder Agreement (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantor, in such capacities and together with any successors in such capacities, the “Pledgors”, and each, a “Pledgor”), in favor of PLC AGENT LLC, in its capacity as agent for the Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”).

R E C I T A L S :

A. The Borrowers, the Guarantors, the Lenders party thereto and the Agent, have, in connection with the execution and delivery of this Agreement, entered into that certain ABL Term Loan Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Guarantors have, pursuant to that certain Facility Guaranty, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among other things, unconditionally guaranteed the Guaranteed Obligations (as defined in the Guaranty).

C. The Borrowers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the Obligations and the Guaranteed Obligations and each is, therefore, willing to enter into the Security Agreement.

D. Each Pledgor is or, as to Collateral (as hereinafter defined) acquired by such Pledgor after the Closing Date (as defined in the Credit Agreement), will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

E. This Agreement is given by each Pledgor in favor of the Agent for the benefit of the Agent and other Credit Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

F. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Capitalized terms used but not otherwise defined herein that are defined in Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all Equity Interests of whatever class of any issuer of Initial Pledged Interests, together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests from time to time acquired by such Pledgor in any manner, (ii) all Equity Interests, as applicable, of each corporation, limited liability company, partnership or other entity hereafter acquired or formed by such Pledgor and all Equity Interests of whatever class of such limited liability company, partnership or other entity, and (iii) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of such Equity Interests, together, in each case, with all rights, privileges, authority and powers of such Pledgor relating to such interests, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner.

“Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each DDA, “control,” as such term is defined in Section 9‑104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8‑106 of the UCC, (iii) in the case of any Securities Account, “control” as described in Section 9-106(c) of the UCC, and (iv) in the case of any Commodity Contract, “control,” as such term is defined in Section 9‑106 of the UCC.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, including, without limitation, the registrations and applications listed in the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Securities Collateral, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Collateral.

“Excluded Account” shall mean any Deposit Account or other deposit (general or special, time or demand, provisional or final) which is exclusively used for, and which contains funds exclusively used for, (i) withholding tax, benefits, escrow, trust or any other fiduciary account, or (ii) payroll, payroll taxes or employee benefits, including flexible spending accounts, to the extent such funds are held for the benefit of any Person other than a Loan Party.

“Excluded Property” shall mean (a) any fee-owned real property that is not Material Real Property and any leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) letter of credit rights, except to the extent that the filing of UCC financing statements is sufficient for perfection of security interests in such letter of credit rights, subject to all other clauses of this definition, (d) Equity Interests in any Person (other than any wholly-owned Subsidiaries) to the extent the pledge thereof is not permitted by the terms of such Person’s existing organizational or joint venture documents (without giving effect to any amendment or modification thereto made in contemplation of or in connection with such pledge or the transactions contemplated by the Loan Documents), (e) any lease, license or other agreement with any Person (but not any proceeds or receivables thereof) if, to the extent and for so long as, the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than the Parent or any of its Subsidiaries) with respect to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any applicable Law, including any Debtor Relief Law), (f) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any applicable Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law), (g) those assets as to which the Agent (in consultation with the Lead Borrower) reasonably determines that the costs (including any adverse tax consequences or other liabilities reasonably expected to be incurred by the Parent, the Lead Borrower or any Subsidiary) of

obtaining, perfecting or maintaining a Lien on such assets exceed the fair market value thereof or the practical benefit to the Credit Parties afforded thereby, (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted by the terms thereof, (i) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application or any resulting registration; and (j) Excluded Accounts; provided that (x) all Proceeds, substitutions or replacements of any “Excluded Property” described in the foregoing clauses (a) through (j) (unless such Proceeds, substitutions or replacements would constitute “Excluded Property”) shall constitute Collateral hereunder, (y) “Excluded Property” shall not include any assets of any Grantor included in the determination of the ABL Term Loan Borrowing Base or the Revolving Borrowing Base, and (z) no property shall constitute “Excluded Property” hereunder to the extent that such property is pledged to secure the Pledgors’ obligations under the Revolving Credit Documents or any Permitted Refinancing Indebtedness of the Revolving Obligations.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation (vii) all Payment Intangibles, (viii) all Intellectual Property, and (ix) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral, including, without limitation, Permitted Acquisitions, and claims for tax or other refunds against any Governmental Authority relating to any Collateral.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantor” shall have the meaning assigned to such term in the Preamble hereof.

“Guaranty” shall have the meaning assigned to such term in Recital B hereof.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all Equity Interests of each issuer described in Schedule III annexed hereto, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer, the certificates, instruments and agreements representing such Equity Interests, all options, warrants, rights, and other agreements of any issuer, and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described on Schedule I hereto and each intercompany note hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean, collectively, with respect to each Pledgor, all “investment property,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, excluding, however, the Securities Collateral.

“Lead Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedule IV annexed hereto, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Material Real Property” shall mean any real property (including fixtures) that, individually, has a fair market value greater than or equal to $1,000,000.

“Paid in Full” shall have the meaning assigned to such term in Section 1.02(d) of the Credit Agreement. The term “Payment in Full” shall have a correlative meaning.

“Patents” shall mean, collectively, with respect to each Pledgor, all letters patent and patents issued or assigned to and all letters patent and patent applications made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean those certain perfection certificates dated as of the Closing Date, executed and delivered by each Pledgor in favor of the Agent for the benefit of the Credit Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the Guarantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in the Guaranty). Notwithstanding the foregoing, with respect to any Guarantor, the term “Secured Obligations” shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Securities Account Control Agreement” shall mean, with respect to a Securities Account established by a Pledgor, an agreement, in form and substance satisfactory to the Agent (it being agreed that, prior to the payment in full of the Revolving Obligations, the form agreed to by the Revolving Agent shall be deemed to be reasonably acceptable to the Agent so long as such agreement provides for substantially similar rights in favor of the Agent as provided to the Revolving Agent, subject to the ABL Intercreditor Agreement), establishing control (as defined in the UCC) of such Securities Account by the Agent.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor formed by or resulting from any consolidation or merger in which any Person listed in the Perfection Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests possessing more than 66% of the voting power or control of all classes of capital stock or interests entitled to vote of any Subsidiary which is a first-tier CFC to the extent such pledge would result in an adverse tax consequence to the Pledgors taken as a whole.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement. In the event of any direct conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 1.3. Perfection Certificate. The Agent and each Pledgor agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Agent for its benefit and for the benefit of the Credit Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under all personal property and interests in property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(i) all Accounts;

(ii) all Goods, including Equipment, Inventory and Fixtures;

(iii) all Documents (including, if applicable, electronic Documents), Instruments and Chattel Paper (whether tangible or electronic);

(iv) all Letters of Credit and Letter-of-Credit Rights;

(v) all Securities Collateral;

(vi) all Investment Property;

(vii) the Commercial Tort Claims described in the Perfection Certificate;

(viii) all General Intangibles (including, without limitation, all Intellectual Property and all Payment Intangibles (including, without limitation, all Credit Card Receivables));

(ix) all cash and all Deposit Accounts (including all DDAs) and Securities Accounts;

(x) all federal, state, provincial, municipal and other tax refunds or rebates;

(xi) all Proceeds of leases of Real Estate;

(xii) all monies, whether or not in the possession or under the control of the Agent, any Lender, or a bailee or Affiliate of the Agent or any Lender;

(xiii) all Supporting Obligations;

(xiv) all books and records relating to the Collateral; and

(xv) to the extent not covered by clauses (i) through (xiv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xv) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and the Pledgors shall from time to time at the reasonable request of the Agent give written notice to the Agent identifying in reasonable detail the “Excluded Property” and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request.

SECTION 2.2. Security Interest.

(a) Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by Law, including, without limitation, the filing of a financing statement describing the Collateral as “all assets of the Pledgor, whether now owned or hereafter acquired” and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request.

(b) Each Pledgor hereby further authorizes the Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder in any Intellectual Property, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Agent, as Credit Party.

(c) Each Pledgor hereby ratifies its authorization for the Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto, or any filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) if filed prior to the Closing Date.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the Closing Date have been delivered to the Agent, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the Closing Date, shall promptly (and in any event within three (3) Business Days) upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Agent has a perfected first priority security interest in all uncertificated Pledged Interests pledged by it hereunder that is in existence on the Closing Date and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Persons to permit the Agent or its designees to be substituted for the applicable Pledgor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Pledgor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable Law and upon the request of the Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge, and shall otherwise comply with the provisions of Section 5.1 hereof, and give the Agent the right to transfer such Pledged Interests under the terms hereof and provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof. Each Pledgor hereby represents and warrants that no uncertificated Pledged Interests is a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests. Each Pledgor agrees that it shall not opt to have any uncertificated Pledged Interests be treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests, except in accordance with Section 3.4.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest.

(a) Each Pledgor represents and warrants that all filings, registrations and recordings described on Schedule II hereto have been delivered to the Agent in completed (and, to the extent necessary or appropriate, duly executed) form for filing in each governmental, municipal or other office specified in Schedule II and have been filed in accordance with a letter agreement previously executed by the Pledgors, authorizing such pre-filing, or shall be filed, registered and recorded immediately after the date thereof. The filings, registrations and recordings described on Schedule II are all of the filings, recordings and registrations that are necessary to publish notice and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the ratable benefit of the Credit Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Each Pledgor represents and warrants that a fully executed short form hereof and/or a fully executed short form grant of security interest in Intellectual Property in form and substance reasonably satisfactory to the Agent, and containing a description of all Collateral consisting of Patents and United States registered Trademarks (and Trademarks and Patents for which a United States registration is pending or otherwise applied for) and United States registered Copyrights (and Copyrights for which a United States registration is pending or otherwise applied for) has been delivered to the Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the ratable benefit of the Credit Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and other than the UCC financing statements described in the immediately prior sentence of this Section 3.3, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the security interest in favor of the Agent with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(b) Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Collateral and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), (ii) such Pledgor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may deem reasonably necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Blocked Account Agreements and Securities Account Control Agreements, all in form reasonably satisfactory to the Agent and in such offices (including, without limitation, the United States Patent and Trademark Office) wherever required by Law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.

SECTION 3.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Pledgor represents, warrants and agrees, in each case at such Pledgor’s own expense, with respect to the following Collateral that:

(a) Instruments and Tangible Chattel Paper. As of the Closing Date (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper with a book value in excess of $1,000,000 listed in Schedule V annexed hereto, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount payable under or in connection with any of the Collateral with a book value in excess of $1,000,000 individually or $10,000,000 as to all such Collateral, shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.

(b) Deposit Accounts. As of the Closing Date it has neither opened nor maintains any Deposit Accounts other than the accounts listed in the Perfection Certificate. No Pledgor shall grant Control of any Deposit Account or any Blocked Account to any Person other than the Agent. The Pledgors shall at all times comply with the cash receipt provisions set forth in Section 6.13 of the Credit Agreement.

(c) Investment Property. (i) As of the Closing Date (a) it has no Securities Accounts other than those listed in the Perfection Certificate or Commodity Accounts other than those listed on Schedule VI annexed hereto, (b) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Securities Collateral and those maintained in Securities Accounts listed in the Perfection Certificate and (c) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in the Perfection Certificate, as applicable.

(ii) (A) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property with an aggregate value in excess of $1,000,000 individually or $10,000,000 as to all such Investment Property that is Proceeds of Collateral, other than any securities of foreign Subsidiaries not required to be pledged hereunder, such interest shall constitute Additional Pledged Shares, and such Pledgor shall promptly (a) endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Agent.

(B) Each interest in any limited liability company or limited partnership which is a Subsidiary of Parent (including, without limitation, the Lead Borrower) and pledged hereunder is not certificated or treated as a security pursuant to Section 8-103 of the UCC and each Pledgor covenants and agrees that it shall not take any action that causes or otherwise permits an interest in a limited liability company or limited partnership which is pledged hereunder to be certificated or treated as a security pursuant to Section 8-103 of the UCC; provided, that if any Pledgor takes any action in violation of the foregoing provisions of this Section 3.04(c)(ii)(B), such Pledgor shall promptly notify the Agent in writing of such action and, in such event, shall take all actions required by Section 5.1 and requested by the Agent with respect to such limited liability company or limited partnership interests. If any securities now or hereafter acquired by any Pledgor constituting Investment Property, other than any securities of foreign Subsidiaries not required to be pledged hereunder, are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) cause the issuer to execute and deliver to the Agent an acknowledgment of the pledge of such securities and agree to comply with instructions from the Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Agent has Control or (c) arrange for the Agent to become the registered owner of the securities. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.

(C) Each Pledgor shall accept any cash and Investment Property which are proceeds of the Pledged Interests or any other Collateral in trust for the benefit of the Agent and within five (5) Business Days of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into an account in which the Agent has Control. The Agent agrees with each Pledgor that the Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless a Cash Dominion Event has occurred and is continuing. No Pledgor shall grant Control over any Investment Property to any Person other than the Agent.

(iii) As between the Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Securities Collateral, and the risk of loss of, damage to, or the destruction of the Investment Property and Securities Collateral, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the Control of, the Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable Law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Securities Collateral pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this Section 3.4(c) in accordance with Section 10.3 of this Agreement.

(d) Electronic Chattel Paper and Transferable Records. Except as set forth on Schedule VII hereto, as of the Closing Date no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral in excess of $1,000,000 individually or $10,000,000 as to all such Collateral, shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9‑105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Pledgor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of Control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9‑105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If such Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor with a face value in excess of $1,000,000 individually or $10,000,000 as to all such Collateral, other than a Letter of Credit issued pursuant to the Revolving Credit Agreement, such Pledgor shall promptly notify the Agent thereof and such Pledgor shall, at the request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Agent to become the transferee beneficiary of such Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(f) Commercial Tort Claims. As of the Closing Date it holds no Commercial Tort Claims other than those listed in the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in excess of $1,000,000 individually or $10,000,000 as to all such Collateral, such Pledgor shall immediately notify the Agent in writing signed by such Pledgor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 3.5. Joinder of Additional Pledgors. The Pledgors shall cause each direct or indirect Subsidiary of any Loan Party which, from time to time, after the Closing Date shall be required to pledge any assets to the Agent for the benefit of the Credit Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Agent a Perfection Certificate and a Joinder Agreement, in each case, within the time period required pursuant to Section 6.12 of the Credit Agreement and, upon such execution and delivery, such Subsidiary shall constitute a “Borrower” or “Guarantor” (as provided in such Joinder Agreement) and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Borrower or Guarantor and Pledgor herein, including, but limited to, granting the Agent a security interest in all Securities Collateral of such Subsidiary. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower or Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Agent such Collateral Access Agreements or additional assignments, agreements, supplements, powers and instruments, as the Agent may in its reasonable judgment deem necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Agent or permit the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Agent from time to time upon reasonable request of the Agent such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors. The Pledgors and the Agent acknowledge that this Agreement is intended to grant to the Agent for the benefit of the Credit Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. To the Knowledge of Lead Borrower’s Senior Executive Officers, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Agreement or as are permitted by the Credit Agreement. No Person other than the Agent has Control or possession of all or any part of the Collateral, except as permitted by the Credit Agreement. No Pledgor has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, (ii) any assignment or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act of 1940, 31 U.S.C. § 3727(c), as now and hereafter in effect, or any successor statute, or (iv) any assignment or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances.

SECTION 4.2. Limitation on Liens; Defense of Claims; Transferability of Collateral. Each Pledgor is as of the Closing Date, and, as to Collateral acquired by it from time to time after the Closing Date, such Pledgor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Agreement and Permitted Encumbrances. Each Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than Permitted Encumbrances; provided, however, that no Pledgor shall be required to take any such action pursuant to this sentence, the cost of which action the Agent (in consultation with the Lead Borrower) reasonably determines exceeds the practical benefit to the Credit Parties afforded thereby. As of the Closing Date, except as permitted by the Credit Agreement, there is no agreement, and, after the Closing Date, no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Pledgors’ obligations or the rights of the Agent hereunder.

SECTION 4.3. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Pledgor is indicated in the Perfection Certificate. Such Pledgor shall furnish to the Agent prompt written notice of any change in (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its Federal Taxpayer Identification Number or organizational identification number or (v) its jurisdiction of organization or formation (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction). Such Pledgor agrees (A) not to effect or permit any such change unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to Permitted Encumbrances) and (B) to take all action reasonably satisfactory to the Agent to maintain the perfection and priority of the security interest of the Agent for the benefit of the Credit Parties in the Collateral intended to be granted hereunder. Each Pledgor agrees to promptly provide the Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(b) The Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.3(a). If any Pledgor fails to provide information to the Agent about such changes on a timely basis, the Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Collateral, for which the Agent needed to have information relating to such changes. The Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.4. Location of Inventory and Equipment. As of the Closing Date, all Equipment and Inventory of such Pledgor is located at the chief executive office or such other location listed in the Perfection Certificate (other than (i) Equipment and Inventory in transit to or between such locations, (ii) Equipment and Inventory in possession of employees in the ordinary course of business, consistent with past practice, (iii) Equipment customarily used to transport people or goods, and (iv) Equipment at other locations in connection with the repair or refurbishment thereof).

SECTION 4.5. Condition and Maintenance of Equipment. The Equipment of such Pledgor is in good working order and condition, ordinary wear and tear excepted. Each Pledgor shall cause the Equipment to be maintained and preserved in good working order and condition, ordinary wear and tear excepted, and shall as quickly as commercially reasonable make or cause to be made all repairs, replacements and other improvements which are necessary in the conduct of such Pledgor’s business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.6. Due Authorization and Issuance. All of the Initial Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests, nor shall there be in the future to the extent any Pledged Interests are hereafter issued.

SECTION 4.7. No Claims. Each Pledgor owns or has rights to use all of the Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor’s business as currently conducted. The use by such Pledgor of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect. No claim has been made and remains outstanding that such Pledgor’s use of any Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.

SECTION 4.8. No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the pledge by such Pledgor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor, (B) for the exercise by the Agent of the voting or other rights provided for in this Agreement or (C) for the exercise by the Agent of the remedies in respect of the Collateral pursuant to this Agreement. Following the occurrence and during the continuation of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Pledgor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9. Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules annexed hereto and as set forth in the Perfection Certificate (to the extent required to be described herein) constitutes all of the property of such type of Collateral owned or held by the Pledgors. Pledgor shall provide prompt notice of any changes to the information disclosed on all schedules to this Agreement (specifying the specific schedule that is being revised).

SECTION 4.10. Insurance. Each Pledgor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; (ii) maintain such other insurance as may be required by applicable Law; and (ii) furnish to the Agent full information as to the insurance carried as and when required pursuant to Section 6.02(g) of the Credit Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable in accordance with Section 10.2 of this Agreement. All sums disbursed by the Agent in connection with this Section 4.10, including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11. Payment of Taxes; Compliance with Laws; Contested Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute (i) a Lien not yet due and payable, (ii) a Permitted Encumbrance, or (iii) are being contested by the Pledgor as set forth in Section 6.04 of the Credit Agreement. Each Pledgor shall comply with all applicable Law relating to the Collateral, unless the failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.11, no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Agent or any other Credit Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Agent, or such Credit Party, as the case may be.

SECTION 4.12. Access to Collateral, Books and Records; Other Information. The Agent and its representatives may examine the Collateral in accordance with Section 6.10 of the Credit Agreement.

SECTION 4.13. Third Party Consents. Each Pledgor shall use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Agent in any Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Securities Collateral of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and forthwith deliver to the Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Securities Collateral which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Securities Collateral. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Securities Collateral listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 5.2(i).

(ii) Upon the occurrence and during the continuance of any Event of Default, all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Pledgor to exercise such rights under Section 5.2(i). After such Event of Default is no longer continuing, each Pledgor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to Section 5.2(i) hereof.

(iii) So long as no Cash Dominion Event shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that subject to the ABL Intercreditor Agreement, any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). The Agent shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to receive the Distributions which it is authorized to receive and retain pursuant to this Section 5.2(iii).

(iv) Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(iii) hereof shall cease and, subject to the ABL Intercreditor Agreement, all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Cash Dominion Event is no longer continuing, each Pledgor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to Section 5.2(iii).

(v) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(iii) hereof.

(vi) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(iii) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall, subject to the ABL Intercreditor Agreement, immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(vii) Each Pledgor hereby authorizes and instructs each issuer of any Securities Collateral pledged by such Pledgor hereunder to comply with any instruction regarding Agent’s rights under this Section 5.2 without any other or further instructions from such Pledgor, and each Pledgor agrees that each issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Agent’s authority to give such instruction, including the payment of any dividends or other payments with respect to the Securities Collateral directly to the Agent.

(viii) Each Pledgor hereby grants to Agent or its nominee, on behalf of Secured Parties, an irrevocable proxy until such time as all Obligations are Paid in Full, in cash, to exercise all voting and membership rights relating to the Securities Collateral in any instance, which proxy shall be coupled with an interest and only be exercisable upon the occurrence and during the continuance of an Event of Default. Each Pledgor covenants and agrees that prior to the expiration of such irrevocable proxy pursuant to applicable law, such Pledgor will reaffirm such irrevocable proxy in a manner reasonably satisfactory to the Agent. Upon the reasonable request of Agent, such Pledgor agrees to deliver to Agent, on behalf of Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Securities Collateral as Agent may reasonably request.

SECTION 5.3. Organization Documents. Each Pledgor has delivered to the Agent true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect and have not as of the Closing Date been amended or modified except as disclosed to the Agent. Except as otherwise permitted under Section 7.04 of the Credit Agreement, no Pledgor will terminate or agree to terminate any Organization Documents or make any amendment or modification to any Organization Documents, including electing to treat any Pledged Interests of such Pledgor as a security under Section 8‑103 of the UCC.

SECTION 5.4. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Securities Collateral pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the Closing Date, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Revolving Agent or the Agent acting as bailee for the Revolving Agent pursuant to the ABL Intercreditor Agreement)) which evidence any Securities Collateral of such Pledgor.

SECTION 5.5. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1. Representations and Warranties with respect to Intellectual Property.

(i) Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business and licenses that are listed in Schedule IV, (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Material Intellectual Property listed in the Perfection Certificate, and (ii) all Material Intellectual Property owned by such Pledgor is valid, subsisting and, to the best of such Pledgor’s knowledge, enforceable by and in the name of such Pledgor, and has not been abandoned, or allowed to lapse, expire or become dedicated to the public.

(ii) Each Pledgor is the sole and exclusive beneficial and record owner of the entire right, title, and interest in and to all Intellectual Property listed as owned by such Pledgor as of the Closing Date in the Perfection Certificate (and, with respect to the Perfection Certificate as it may be amended or supplemented from time to time in accordance with the terms of the Loan Documents, as of the date of delivery of the most recent Compliance Certificate pursuant to Section 6.02(c) of the Credit Agreement). Such Pledgor has performed all necessary acts and has paid all registration, renewal and maintenance fees required to maintain each and every registration and application of Material Intellectual Property owned by such Pledgor in full force and effect.

(iii) Except as could not reasonably be expected to, individually or in the aggregate, impair or interfere in any material respect with the operation of the business conducted by all of the Pledgors, taken as a whole, to the best of each Pledgor’s knowledge, the use of the Intellectual Property owned by each Pledgor and the conduct of such Pledgor’s business does not infringe on the Intellectual Property rights of any Person. No written claim has been asserted and is pending or, to the best of such Pledgor’s knowledge, has been threatened, by any Person challenging any Pledgor’s use of any Intellectual Property, nor does any Pledgor know of any valid basis for any such claim, except as could not reasonably be expected to, individually or in the aggregate, impair or interfere in any material respect with the operation of the business conducted by all of the Pledgors, taken as a whole.

(iv) Except as set forth on Schedule IV, on the Closing Date, (a) none of the Intellectual Property owned by any Pledgor is the subject of any material licensing agreement pursuant to which such Pledgor is the licensor (other than any Intellectual Property license agreements entered into by such Pledgor in the ordinary course of business that are not material to such Pledgor’s business) and (b) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Pledgor or to which such Pledgor is bound adversely affect such Pledgor’s rights to own or use any Material Intellectual Property, and such Pledgor has not made a previous assignment, sale, transfer or agreement constituting or contemplating a present or future assignment, sale or transfer of any Material Intellectual Property owned by such Pledgor that has not been terminated or released.

(v) No holding, decision or judgment has been rendered by any Governmental Authority which limits the validity of (other than office actions issued in the ordinary course of prosecution of any pending applications for Patents or applications for registration of other Intellectual Property), or any Pledgor’s ownership or rights to use, any Intellectual Property, except, in each case, as could not, individually or in the aggregate, reasonably be expected to impair or interfere in any material respect with the operation of the business conducted by all of the Pledgors, taken as a whole.

(vi) No action or proceeding is pending, or, to the knowledge of each Pledgor, threatened, against any Pledgor on the Closing Date seeking to limit the validity of any Intellectual Property owned by any Pledgor or any Pledgor’s ownership interest therein or right to register the same (other than office actions issued in the ordinary course of prosecution of any pending applications for Patents or applications for registration of other Intellectual Property), which, if adversely determined, could reasonably be expected to impair or interfere in any material respect with the operation of the business conducted by all of the Pledgors, taken as a whole, or result in a Material Adverse Effect. To each Pledgor’s knowledge, on and as of the Closing Date, there is no material violation by others of any right of such

Pledgor with respect to any Intellectual Property listed in the Perfection Certificate, respectively, pledged by it under the name of such Pledgor.

SECTION 6.2. Protection of Agent’s Security.

(i) On a continuing basis, each Pledgor shall, at its sole cost and expense, (a) promptly following its becoming aware thereof, notify the Agent of (x) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Material Intellectual Property or (y) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding such Pledgor’s claim of ownership in or right to use any Material Intellectual Property, its right to register such Intellectual Property or its right to keep and maintain such registration in full force and effect, (b) maintain and protect the Material Intellectual Property as presently used and operated and as contemplated by the Credit Agreement, and, with respect to each Trademark that is owned by such Pledgor and material to the conduct of such Pledgor’s Business, (x) maintain the quality of products and services offered under each Trademark in substantially the same manner as in effect as of the Closing Date, (y) display such Trademark with notice of Federal or foreign registration to the extent necessary and required to preserve its rights under applicable Law, and (z) not knowingly use such Trademark in violation of any third party rights, (c) continue to mark any products covered by a Patent with the relevant patent number as necessary or advisable to preserve its rights under applicable patent Laws, in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Patent is engaged, (d) for each work covered by a material registered Copyright that is owned by such Pledgor, continue to publish, reproduce, display, adopt and distribute the work with copyright notices as necessary or advisable to preserve its rights under applicable copyright Laws, (e) not permit to lapse or become abandoned any Material Intellectual Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property, in each case except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Agent (such approval not to be unreasonably withheld), (f) upon such Pledgor obtaining knowledge thereof, promptly notify the Agent in writing of (x) the abandonment, expiration, lapse, loss or dedication to the public of any Material Intellectual Property owned by such Pledgor (other than as a result of abandonment or other disposition that is, in the reasonable judgment of such Pledgor, no longer economically practicable to maintain or material in the conduct of the business of all of the Pledgors, taken as a whole), or of any materially adverse determination or development (including the institution of any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Pledgor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same, and (y) any other event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral, the ability of such Pledgor or the Agent to dispose of the Intellectual Property or any portion thereof or the rights and remedies of the Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property or any portion thereof, (g) not license the Intellectual Property other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses that are Material Intellectual Property in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property or the Lien on and security interest in the Intellectual Property intended to be granted to the Agent for the benefit of the Credit Parties, without the consent of the Agent, (h) until the Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property and (i) furnish to the Agent from time to time upon the Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to the Intellectual Property as the Agent may from time to time request.

Notwithstanding the foregoing, nothing herein shall prevent any Pledgor from selling, disposing of or otherwise using any Intellectual Property as permitted under the Credit Agreement.

(ii) Each Pledgor will take such steps that are, in the good business judgment of such Pledgor, consistent with its past practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that constitutes Material Intellectual Property, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with such Pledgor’s good business judgment, to initiate opposition, interference and cancellation proceedings against third parties unless such Pledgor shall have previously determined that such use or the pursuit or maintenance of such Patent, Trademark and/or Copyright is no longer necessary or advisable in the conduct of such Pledgor’s business and that the loss thereof could not reasonably be expected to impair or interfere in any material respect with the operation of the business conducted by all of the Pledgors, taken as a whole, in which case such Pledgor will give prompt notice of any such abandonment to the Agent.

(iii) In the event that any Pledgor knows or has reason to believe that any Material Intellectual Property has been infringed, misappropriated, diluted or otherwise violated by a third person, such Pledgor promptly shall notify the Agent and shall, if consistent with such Pledgor’s good business judgment, take such actions as such Pledgor deems reasonable and appropriate under the circumstances to protect or enforce such Collateral including, without limitation, to sue for infringement, misappropriation, dilution or other violation, to seek an injunction against such infringement, misappropriation, dilution or other violation, and to recover any and all damages for such infringement, misappropriation, dilution or other violation.

(iv) Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each material License, to effect the assignment of all such Pledgor’s right, title and interest thereunder to the Agent, for the ratable benefit of the Credit Parties, or its designee; provided that, notwithstanding anything to the contrary herein, no Pledgor shall be required to make any payments to secure such consent or approval.

SECTION 6.3. After-Acquired Property.

If any Pledgor shall, at any time before the Payment in Full of the Obligations, (i) obtain any rights to any additional Intellectual Property or (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property if such would have constituted Intellectual Property at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. With respect to any federally registered Intellectual Property, each Pledgor shall promptly (i) provide to the Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Agent.

SECTION 6.4. Modifications.

Each Pledgor authorizes the Agent to modify this Agreement by (i) amending the Perfection Certificate to include any Intellectual Property acquired or arising after the Closing Date of such Pledgor including, without limitation, any of the items listed in Section 6.3 hereof, and (ii) taking all such further actions in accordance with Article III herein or any other section herein as necessary to perfect Agent’s security interest.

SECTION 6.5. Litigation.

Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Pledgor, the Agent or the Credit Parties to enforce the Intellectual Property and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Agent, as the case may be, for all costs and expenses incurred by the Agent in the exercise of its rights under this Section 6.5 in accordance with Section 10.3 hereof. In the event that the Agent shall elect not to bring suit to enforce the Intellectual Property, each Pledgor agrees, at the reasonable request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

SECTION 6.6. Websites and Domain Names.

(a) Each Pledgor shall use commercially reasonable efforts to maintain, preserve and protect their rights and interests and the rights and interests of the Agent with respect to all material domain names of the Pledgors and their Subsidiaries, including, making all necessary filings, registrations and applications with the appropriate domain name registrars and paying all fees, costs and expenses associated therewith.

(b) Each Pledgor shall use commercially reasonable efforts to maintain in effect all domain name registrations which are material to the conduct of business of the Pledgors, taken as a whole, with an ICANN-accredited domain name registrar and not permit any such registrations to lapse or to be cancelled, abandoned or terminated.

(c) Set forth on Schedule IV is a complete list of all domain names of the Pledgors material to the conduct of business of the Pledgors, taken as a whole, as of the Closing Date, including the domain name registrar. Each domain name set forth on Schedule IV is, as of the Closing Date, duly registered with the domain name registrar set forth on Schedule IV opposite such domain name and has not been registered with any other domain name registrar. The Pledgors own and have marketable title to all their domain names material to the conduct of business of the Pledgors, taken as a whole, and to the knowledge of the Pledgors, the use thereof on any of their websites by the Pledgors does not infringe on, violate or misappropriate the rights of any other Person, except as would not reasonably be expected to result in a Material Adverse Effect. The domain names set forth on Schedule IV have been maintained and renewed in accordance in all material respects with all applicable Laws and all applicable rules and procedures of each domain name registrar and ICANN. The Pledgors have taken, in their good faith business judgment, commercially reasonable steps to protect their rights and interests in and to their websites and domain names, in each case, material to the conduct of business of the Pledgors, taken as a whole. To the best knowledge of the Lead Borrower, no Person has gained unauthorized access to the Pledgors’ websites or data stored thereon (including any customer data), in each case, which would reasonably be expected to result in a Material Adverse Effect.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES

SECTION 7.1. Special Representations and Warranties.

All Credit Card Receivables and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (iii) are in all material respects in compliance and conform with all applicable material Federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.

SECTION 7.2. Maintenance of Records.

Each Pledgor shall keep and maintain at its own cost and expense materially complete records of each Credit Card Receivable, in a manner consistent with past practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Credit Card Receivables, including, without limitation, all documents evidencing Credit Card Receivables and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or the Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.3. Legend.

Each Pledgor shall legend, at the request of the Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Agent, the Credit Card Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Credit Card Receivables with an appropriate reference to the fact that the Credit Card Receivables have been assigned to the Agent for the benefit of the Credit Parties and that the Agent has a security interest therein.

SECTION 7.4. Modification of Terms, etc.

No Pledgor shall rescind or cancel any indebtedness evidenced by any Credit Card Receivable or modify any term thereof or make any adjustment with respect thereto, extend or renew any such indebtedness, compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Credit Card Receivable or interest therein, except, in each such case, in the ordinary course of business consistent with past practice, without the prior written consent of the Agent.

SECTION 7.5. Collection.

Each Pledgor shall cause to be collected from the account debtor of each of the Credit Card Receivables, as and when due in the ordinary course of business consistent with past practice (including, without limitation, Credit Card Receivables that are delinquent, such Credit Card Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all Credit Card Receivables owing under or on account of such Credit Card Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Credit Card Receivable. The costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Agent or any Credit Party in accordance with the terms of the Loan Documents, shall be paid by the Pledgors.

ARTICLE VIII

REMEDIES

SECTION 8.1. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Agent may, or at the request of the Required Lenders, shall, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the other Loan Documents, under applicable Law or otherwise available to it:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of Law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to assemble the collateral in any place or places so designated by the Agent in accordance with Section 9-609 of the UCC, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Agent and there delivered to the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Time is of the essence regarding each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 8.1(a)(iv). Upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in Article IX hereof;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article IX hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii) Subject to the valid and enforceable terms of (x) any lease, or (y) any other written restriction against such premises (including Collateral Access Agreements in favor of the Agent with respect to such premises), the Agent shall have the right to conduct such sales on any Pledgor’s premises and shall have the right to use any Pledgor’s premises without charge for such sales for such time or times as the Agent may see fit;

(ix) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Agent may conduct one or more going out of business sales in the name of the Pledgors, or in the Agent’s own right, or by one or more agents and contractors. Such sale(s) may, subject to the valid and enforceable terms of (x) any lease, or (y) any other written restriction against such premises (including Collateral Access Agreements in favor of the Agent with respect to such premises), be conducted upon any premises owned, leased, or occupied by any Pledgor, without charge for such sales for such time or times as the Agent may see fit. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Pledgor nor any Person claiming under or in right of any Pledgor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor.

(x) with respect to any Collateral consisting of Intellectual Property, promptly following demand, cause the Lien in favor of the Agent to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Pledgor to the Agent or its designee, or to become a license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, of any such Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent the waivers cannot be obtained).

(xi) Exercise all the rights and remedies of a Credit Party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by Law, any claims against the Agent and the other Credit Parties arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations Paid in Full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 8.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC.

SECTION 8.2. Notice of Sale.

Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Pledgor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.

SECTION 8.3. Waiver of Notice and Claims.

Each Pledgor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under Law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 8.4. Certain Sales of Collateral.

(i) Each Pledgor recognizes that, by reason of certain prohibitions contained in Law, rules, regulations or orders of any Governmental Authority or Securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral (including Securities Collateral and Investment Property), to limit purchasers to those who meet the requirements of such Governmental Authority, or, with respect to such Securities Collateral and Investment Property, to those Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under Securities Laws), and, notwithstanding such circumstances, agrees that: (a) any such sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales, and (b) that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under Securities Laws or under applicable state securities Laws, even if such issuer would agree to do so.

(ii) If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under Securities Laws and the rules of the SEC thereunder, as the same are from time to time in effect.

(iii) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Agent and other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5. No Waiver; Cumulative Remedies.

(i) No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.

(ii) In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned under Debtor Relief Laws, or for any other reason or shall have been determined adversely to the Agent, then and in every such case, the Pledgors, the Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.

SECTION 8.6. Grant of License. For the sole purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder or under any other Loan Document or applicable Law at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty, rent or other compensation to such Pledgor) to use, assign, license or sublicense any of the assets of such Pledgor (including, without limitation, all Fixtures, Equipment and Intellectual Property now owned or hereafter acquired by such Pledgor) and to occupy any Real Estate owned or leased by such Pledgor (subject to the valid and enforceable terms of (x) any lease, or (y) any other written restriction against such premises (including Collateral Access Agreements in favor of the Agent with respect to such premises), wherever the same may be located and whether or not constituting Collateral, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 8.7. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Agent, each Pledgor shall execute and deliver to Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable Law. Within five (5) Business Days of written notice thereafter from the Agent, each Pledgor shall make available to the Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on the Agent’s behalf.

ARTICLE IX
APPLICATION OF PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS

SECTION 9.1. Application of Proceeds. The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Concerning Agent. Without, in any way, limiting the rights of the Agent under the Credit Agreement or other Loan Documents:

(i) The Agent has been appointed as agent pursuant to the Credit Agreement. The actions of the Agent hereunder are subject to the provisions of the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may resign and a successor Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent.

(ii) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the Credit Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. In no event shall the Agent’s or any other Credit Party’s responsibility for the custody and preservation of the Collateral in its possession extend to matters beyond the control of such Person, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

(iii) The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv) If any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 10.2. Agent May Perform; Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement or in the Credit Agreement (including, without limitation, such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.3 hereof. Neither the provisions of this Section 10.2 nor any action taken by Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Pledgor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Agent may deem necessary to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 10.3. Expenses; Indemnity. Without limiting the provisions of Section 10.04 of the Credit Agreement or other Loan Documents:

(a) Each Pledgor will promptly pay to the Agent the amount of any and all reasonable costs and expenses, including the reasonable and documented fees and expenses of its outside counsel and the fees and expenses of any experts and agents which the Agent may incur in connection with (i) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding the Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Collateral with any requirements of any Governmental Authority or Law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (v) the exercise or enforcement of any of the rights of the Agent or any Credit Party hereunder or (vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Agent and payable by any Pledgor under this Section 10.3 shall be due promptly following demand therefor (together with interest thereon accruing at the highest rate then in effect under the Credit Agreement during the period from and including twenty (20) days from the date on which Agent makes demand for payment therefor to the date of repayment) and shall be part of the Secured Obligations.

(b) The Pledgors agree, jointly and severally, to indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, obligations, costs, and related expenses (including the fees, charges, and disbursements of any counsel for any Indemnitee; provided that such Indemnitees shall be entitled to reimbursement for no more than one primary counsel and one local counsel in each applicable jurisdiction (absent a conflict of interest in which case the Indemnitees may engage and be reimbursed for additional counsel)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Pledgor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the Pledgors of their respective obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its

Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee, or (y) result from a claim brought by a Pledgor or any other Loan Party against an Indemnitee for breach of bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Pledgor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The provisions of this Section 10.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Credit Party. All amounts due under this Section 10.3 shall be payable promptly (but in any event no more than 10 Business Days following) upon written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 10.4. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their permitted respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

SECTION 10.5. Termination; Release. This Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations when Payment in Full of the Secured Obligations has occurred. Notwithstanding the foregoing, (A) this Agreement, the Lien in favor of the Agent (for the benefit of the Credit Parties) and all other security interests granted hereby shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party or any Pledgor upon the bankruptcy or reorganization of any Pledgor or otherwise, and (B) in connection with the termination of this Agreement, the Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Secured Obligations that may thereafter arise under Section 10.04 of the Credit Agreement.

(i) The Collateral shall be released from the Lien of this Agreement in accordance with the provisions of this Agreement and the Credit Agreement. Upon termination hereof or any release of Collateral in accordance with the provisions of this Agreement and the Credit Agreement, the Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC 3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(ii) At any time that the respective Pledgor desires that the Agent take any action described in clause (ii) of this Section 10.5, such Pledgor shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (i) or (ii) of this Section 10.5. The Agent shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Agent in good faith believes to be permitted) by this Section 10.5.

SECTION 10.6. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.7. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.7.

SECTION 10.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PLEDGORS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PLEDGORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d) EACH PLEDGOR AGREES THAT ANY ACTION COMMENCED BY ANY PLEDGOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.10. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.11. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.12. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 10.13. No Claims Against Agent. Nothing contained in this Agreement shall constitute any consent or request by the Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.14. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 10.14 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 10.15. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or other matters related to Debtor Relief Laws;

(ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 10.6 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor (other than Payment in Full of the Secured Obligations).

SECTION 10.16. Additional Pledgor Waivers. Although the parties hereto fully intend that this Agreement is to be governed in accordance with Section 10.8 of this Agreement, the Pledgors hereby irrevocably waive and agree to the fullest extent permitted by Law and to the extent applicable to the Collateral, as follows:

(i) The Pledgors expressly waive any and all benefits which might otherwise be available to the Pledgors under California Civil Code Sections 2787 to 2855, inclusive;

(ii) The Pledgors waive any and all defenses, including but not limited to Pledgors’ defense of estoppel discussed in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968), based upon a foreclosure against all or any part of the real property security for the Secured Obligations or the Obligations pursuant to the power of sale contained in any Deed of Trust or any Leasehold Deed of Trust executed by any Pledgor (the “Deed of Trust”) or any of the other Security Documents as opposed to proceeding by way of judicial foreclosure. The Pledgors waive all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Pledgor’s rights of subrogation and reimbursement by the operation of Section 580d of the California Code of Civil Procedure (“CCP”) or otherwise;

(iii) The Pledgors waive all rights and defenses that any Pledgor may have because any of the Borrower’s debt or the Secured Obligations are secured by real property. This means, among other things: (i) the Agent may collect from the Pledgors without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Loan Party, and (ii) if the Agent forecloses on any real property collateral pledged by any Pledgor, the Borrower or any one or more of the Loan Parties: (a) the amount of debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (b) the Agent may collect from the Pledgors even if the Agent, by foreclosing on the real property collateral, have destroyed any right such Pledgor may have to collect from the Borrower or any other Loan Party. This is an unconditional and irrevocable waiver of any rights and defenses the Pledgors may have because Borrower’s debt or the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the CCP;

(iv) In the case of a power of sale foreclosure under the Deed of Trust, the fair market value of the real property collateral shall be conclusively deemed to be the amount of the successful bid at the foreclosure sale. The Pledgors waive any rights or benefits they may now or hereafter have to a fair value hearing under Section 580a of the CCP. The Agent shall have absolutely no obligation to make a bid at any foreclosure sale, but rather may make no bid or bid any amount which the Agent, its sole discretion, deems appropriate;

(v) The Pledgors hereby irrevocably authorize the Agent to apply any and all amounts received by the Secured Parties in repayment of the Obligations first to amounts which are secured pursuant to the terms of the Deed of Trust and then to amounts which are not secured pursuant to the terms of the Deed of Trust, if any. Each Pledgor hereby waive any and all rights that it has or may hereafter have under Section 2822 of the California Civil Code which provides that if a guarantor is “liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied.”;

(vi) Each Pledgor warrants and represents to the Agent that (i) it now has or will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents referred to therein, the value of the assets owned or to be acquired by the Borrower or any Loan Party under the Loan Documents, their financial status and their respective ability to pay and perform their respective obligations under the Loan Documents; and (ii) the Pledgors have reviewed and approved copies of the Loan Documents and are fully informed of the remedies the Agent may pursue, with or without notice to the Pledgors, in the event of default under the Loan Documents. The Pledgors shall keep fully informed as to all aspects of the financial condition of the Borrower and other Loan Parties and the performance of their respective obligations under the Loan Documents; and

(vii) The Pledgors agree that the Agent may exercise any right or remedy hereunder or under any of the Loan Documents without the necessity of resorting to or exhausting any security or collateral for the Secured Obligations or the Obligations. Each Pledgor hereby waives any right it may now or hereafter have to require the Agent to proceed against the Borrower, to proceed against any other Loan Party or any other guarantor of any of the Obligations, to foreclose any lien on any real or personal property collateral conveyed or assigned to the Agent by the Pledgors, the Borrower or any other Loan Party, to exercise any right or remedy under the Loan Documents, to draw upon any letter of credit issued in connection with any of the Obligations, or to pursue any other remedy or to enforce any other right under the Loan Documents.

SECTION 10.17. ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary:

(a) the Liens (including the perfection and priority of such Liens) and security interests granted to the Agent pursuant to this Agreement, and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, (i) as between the Agent, on one hand, and the Pledgors, on the other hand, the terms of this Agreement shall govern and control, and (ii) as between the Revolving Agent, on one hand, and the Agent, on the other hand, the terms of the ABL Intercreditor Agreement shall govern and control.

(b) Until the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), to the extent the Pledgors are required under the terms of the Loan Documents to (i) deliver any possessory Collateral constituting ABL Term Priority Collateral to the Agent, such delivery shall be deemed to satisfy any obligation hereunder to deliver such Collateral to the Revolving Agent so long as the Revolving Agent holds such Collateral as bailee for the Agent pursuant to the terms of the ABL Intercreditor Agreement, or (ii) take any other action with respect to the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) or any proceeds thereof, including delivery of such Collateral or proceeds thereof to the Agent, such action shall be deemed satisfied to the extent undertaken in accordance with the Revolving Credit Documents and the ABL Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation, as Lead Borrower, as a Borrower and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation, as a Borrower and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation, as a Borrower and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company, as a Borrower and as a Pledgor

By: Sportsman’s Warehouse, Inc., its Sole Member

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

SPORTSMAN’S WAREHOUSE DEVELOPMENT I, LLC, a Delaware limited liability company, as a Borrower and as a Pledgor

By: Sportsman’s Warehouse, Inc., its Sole Member

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

[Signature Page to Security Agreement]

SPORTSMAN’S WAREHOUSE DEVELOPMENT II, LLC, a Delaware limited liability company, as a Borrower and as a Pledgor

By: Sportsman’s Warehouse, Inc., its Sole Member

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

ONADVENTURE LLC, a Delaware limited liability company, as a Borrower and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

THE AMERICAN PARTS CO., LLC, a Delaware limited liability company, as a Borrower and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

[Signature Page to Security Agreement]

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation, as a Guarantor and as a Pledgor

By: /s/ Jeff White

Name: Jeff White

Title: Chief Financial Officer

[Signature Page to Security Agreement]

PLC AGENT LLC, as Agent

By: Pathlight Capital LP,

Its Sole Member

By: Pathlight GP LLC,

Its General Partner

By: /s/ Roger Malouf

Name: Roger Malouf

Title: Managing Director

[Signature Page to Security Agreement]

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Security Pledge Amendment, dated as of _________, is delivered pursuant to Section 5.1 of that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of July 30, 2024, made (i) SPORTSMAN’S WAREHOUSE, INC., as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) the Borrowers party thereto from time to time (together with the Lead Borrower, the “Borrowers”, and (iii) the Guarantors party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), PLC AGENT LLC, as agent for the Credit Parties (in such capacity and together with any successors in such capacity, the “Agent”). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Securities Collateral listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],

as Pledgor

By:

Name:

Title:

AGREED TO AND ACCEPTED:

PLC AGENT LLC,

as Agent

By:
Name:
Title:

Schedule I

INTERCOMPANY NOTES

None.

Schedule II

FILINGS, REGISTRATIONS AND RECORDINGS

All asset UCC-1 Financing Statement naming Sportsman’s Warehouse, Inc. as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Utah Department of Commerce.

All asset UCC-1 Financing Statement naming Sportsman’s Warehouse Holdings, Inc. as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

All asset UCC-1 Financing Statement naming Sportsman’s Warehouse Southwest, Inc. as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the California Secretary of State.

All asset UCC-1 Financing Statement naming Minnesota Merchandising Corp. as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Minnesota Secretary of State.

All asset UCC-1 Financing Statement naming Pacific Flyway Wholesale, LLC as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

All asset UCC-1 Financing Statement naming Sportsman’s Warehouse Development I, LLC as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

All asset UCC-1 Financing Statement naming Sportsman’s Warehouse Development II, LLC as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

All asset UCC-1 Financing Statement naming OnAdventure, LLC as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

All asset UCC-1 Financing Statement naming The American Parts Co., LLC as Debtor and Wells Fargo Bank, National Association as Secured Party filed with the Delaware Secretary of State.

Grant of Security Interest in United States Trademarks naming Sportsman’s Warehouse, Inc. as Grantor and Wells Fargo Bank, National Association as Grantee filed with the United States Patent and Trademark Office.

Schedule III

INITIAL PLEDGED INTERESTS

Name of Loan Party	Name of Issuer	Type of Organization	Class of Capital Stock	Certificate No.(s)	Number of Shares or Equity Interests	Percentage of Outstanding Shares or Equity Interests	Par Value
Sportsman’s Warehouse Holdings, Inc.	Sportsman’s Warehouse, Inc.	Corporation	Common Stock	1	100 shares	100%	$0.01 par value
Sportsman’s Warehouse Holdings, Inc.	Minnesota Merchandising Corp.	Corporation	Common Stock	1	100 shares	100%	$0.01 par value
Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Southwest, Inc.	Corporation	Common Stock	1	100 shares	100%	$0.01 par value
Sportsman’s Warehouse, Inc.	Pacific Flyway Wholesale, LLC	Limited Liability company	Percentage interests	N/A	100% of percentage interests	100%	N/A
Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Development I, LLC	Limited Liability Company	Percentage interest	N/A	100% of percentage interests	100%	N/A
Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Development II, LLC	Limited Liability Company	Percentage interest	N/A	100% of percentage interests	100%	N/A
Sportsman’s Warehouse, Inc.	OnAdventure, LLC	Limited Liability Company	Percentage interest	N/A	100% of percentage interests	100%	N/A
Sportsman’s Warehouse, Inc.	The American Parts Co., LLC	Limited Liability Company	Percentage interest	N/A	100% of percentage interests	100%	N/A

Schedule IV

LICENSES

None.

DOMAIN NAMES

[to be provided]

Schedule V

TANGIBLE CHATTEL PAPER

None.

Schedule VI

COMMODITY ACCOUNTS

None.

Schedule VII

ELECTRONIC CHATTEL PAPER

None.